Exhibit 99.1

FOR IMMEDIATE RELEASE
October 6, 2015
Contact: Investor Inquiries:
Casey Farrell, LegacyTexas Financial Group, Inc.
972-801-5871/shareholderrelations@legacytexasfinancialgroup.com

Media Inquiries:
Jennifer Dexter, LegacyTexas Bank
972-461-7157/Jennifer.Dexter@legacytexas.com

LegacyTexas Financial Group, Inc. Announces Dates of
Third Quarter Earnings Release and Conference Call;
CEO to Ring Nasdaq Stock Market Opening Bell

PLANO, Texas, October 6, 2015 -- LegacyTexas Financial Group, Inc. (Nasdaq:LTXB) (the “Company”), the holding company for LegacyTexas Bank, today announced that it plans to release its third quarter 2015 results after the close of the market on Tuesday, October 20, 2015. The earnings release will be available on the Company’s website, www.legacytexasfinancialgroup.com. The Company will also host an investor conference call to review the results on Wednesday, October 21, 2015, at 8 a.m. Central Time.

Participants may pre-register for the call by visiting http://dpregister.com/10072609 and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 1-877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.legacytexasfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10072609. This replay, as well as the webcast, will be available until November 21, 2015.

Also, the Company today announced that Kevin Hanigan, the Company's President and CEO, will ring the Nasdaq Stock Market Opening Bell on Wednesday, October 7, 2015, accompanied by the directors and executive team of the Company. The event, which will take place from 9:15 a.m. to 9:30 a.m. Eastern Time at the Nasdaq MarketSite in Times Square, New York, will be streamed live via webcast at https://new.livestream.com/nasdaq/live.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas operates 47 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.legacytexasfinancialgroup.com or www.legacytexas.com.